MUTUAL LIEN INTERCREDITOR AGREEMENT

THIS Mutual Lien Intercreditor Agreement (this “Agreement”) dated as of September 8, 2016 is entered into between SCM SPECIALTY FINANCE OPPORTUNITIES FUND, L.P., a Delaware limited partnership (“Lender”), and BFI CAPITAL FUND II, LLC, a Delaware limited liability company (“Creditor”).

RECITALS

A.       TRANS-LUX CORPORATION (“Borrower”), currently is, or will become, indebted to Creditor under the Creditor Documents. Any term used but not defined in these Recitals shall have the meaning given thereto in Section 1 below.

B.       Borrower has requested Lender to make loans to Borrower and certain of its affiliates, part or all of which shall be on a revolving basis. Borrower’s obligations to Lender shall be secured in part by a security interest in the Collateral. Lender is unwilling to make or continue to make such loans to Borrower unless Creditor executes this Agreement.

C.       Therefore, in consideration of the foregoing and the covenants set forth below, to establish the relative priorities of the respective security interests of Lender and Creditor in the Collateral, and to memorialize certain other agreements with respect to the enforcement of their respective rights and remedies against Borrower and any other Obligors, the parties hereto agree as follows.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

1.                  Definitions. The following terms, as used in this Agreement, shall have the following meanings:

     (a)                “Agreement” means this Mutual Lien Intercreditor Agreement and any and all amendments, modifications, riders, exhibits and schedules hereto.

     (b)               “Borrower” has the meaning set forth in the recitals to this Agreement.

     (c)                “Collateral” means and includes all now-owned and hereafter-acquired personal property of all Obligors, whether tangible or intangible, including without limitation all goods (including inventory, machinery, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles).

1

     (d)               “Common Obligor” has the meaning given to such term in the definition of Obligations to Lender below.

     (e)                “Creditor” has the meaning set forth in the preamble to this Agreement.

     (f)                “Creditor’s Documents” means and includes those certain agreements, instruments and documents set forth and described in Exhibit A hereto between Creditor and Borrower.

     (g)               “Creditor’s Senior Collateral” means and includes all items as set forth and described in Exhibit B hereto.

     (h)               “Lender” has the meaning set forth in the preamble to this Agreement.

     (i)                 “Lender’s Documents” means any and all agreements, instruments and documents, together with any amendments thereto or replacements thereof, entered into from time to time between Lender and any Obligor(s), including without limitation that certain Loan and Security Agreement dated on or about the date hereof, executed by and between Borrower and Lender.

     (j)                 “Lender’s Senior Collateral” means and includes all Collateral other than Creditor’s Senior Collateral.

     (k)               “Obligations to Creditor” means and includes all indebtedness, liabilities and other obligations owing by Obligors to Creditor pursuant to the Creditor Documents, including but not limited to Borrower’s indebtedness to Creditor pursuant to the Creditor Documents, the total outstanding principal amount of which is up to $750,000.00 as of the date hereof (the “Loan Amount”).

     (l)                 “Obligations to Lender” means and includes all indebtedness, liabilities and other obligations (including all interest accruing after the commencement of any bankruptcy, reorganization, or similar proceeding by or against any party set forth in (i) or (ii) below) owed to Lender at any time, and from time to time, by any of the following parties: (i) Borrower, under Lender’s Documents or otherwise, and (ii) any other person or entity obligated to Lender in connection with the obligations of Borrower set forth in (i) above, including without limitation any guarantor of such obligations, but only if such person or entity is also obligated to Creditor in connection with the obligations of Borrower to Creditor under the Creditor Documents. Any such person(s) and/or entity(ies) are referred to herein, individually and collectively, as “Common Obligors.”

     (m)             “Obligor(s)” means, individually and collectively, Borrower and all Common Obligors, if any.

Except as defined in this Agreement, all terms used in this Agreement shall have the meanings provided in the New York Uniform Commercial Code.

2

2.                  Construction. Unless the context of this Agreement clearly requires otherwise, references to the part include the whole, “including” is not limiting, and “or” has the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified.

3.                  Amendments and Waivers of Agreement. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed on behalf of Lender and Creditor in the case of an amendment, and by the party waiving in the case of a waiver.

4.                  Parties Intended to be Benefited. All of the understandings, covenants, and agreements contained herein are solely for the benefit of Lender and Creditor, and no other party (including Borrower, any other Obligor, or any of their creditors, successors, or assigns) is intended to be benefited, in any way, by this Agreement.

5.                  No Limitation Intended. Nothing contained in this Agreement is intended to or shall affect or limit, in any way, the rights that each of Lender and Creditor has with respect to any third parties. Lender and Creditor hereby specifically reserve all of their respective rights against all Obligors, and all other third parties.

6.                  Respective Priorities of Security Interests of Lender and Creditor. Notwithstanding the terms (including the description of Collateral) or time of granting or perfection of any security interest or lien, the time of filing or recording of any financing statements, assignments, or any other documents, instruments, or agreements under the Uniform Commercial Code or any other applicable law:

     (a)                Creditor’s Senior Collateral. Creditor shall have a first-priority and senior security interest in and lien upon Creditor’s Senior Collateral. Lender shall have a second, junior, and subordinate security interest in and lien upon Creditor’s Senior Collateral.

     (b)                Lender’s Senior Collateral. Lender shall have a first-priority and senior security interest in and lien upon Lender’s Senior Collateral.

Creditor agrees that it will not at any time (directly or indirectly) contest the validity, perfection, priority or enforceability of the security interest and liens in any property or assets of any Obligor granted, made, conveyed, assigned or pledged to Lender pursuant to Lender’s Documents, and hereby agrees not to hinder Lender or take a position adverse to Lender in the defense of any action contesting the validity, perfection, priority or enforceability of any such security interest and liens except if in connection with Creditor enforcing or defending its rights in the Creditor’s Senior Collateral. The provisions of this Agreement shall apply regardless of any invalidity, unenforceability or lack of perfection of the security interests and liens granted by Obligor in favor of Lender.

3

7.                  Commencement of Enforcement.

     (a)                Lender agrees that it will not interfere with Creditor’s security interests in and liens upon Creditor’s Senior Collateral, or take any action by way of enforcement or application of Lender’s security interests in or liens upon Creditor’s Senior Collateral, unless and until Creditor has advised Lender, in writing, that all Obligations to Creditor have been fully and indefeasibly paid and satisfied, or that Creditor has consented to any such interference, enforcement, or application;

     (b)               Creditor agrees that it will not interfere with Lender’s security interests in and liens upon Lender’s Senior Collateral, or take any action by way of enforcement upon Lender’s Senior Collateral;

     (c)                If Lender or Creditor, in violation of this Agreement, shall commence, prosecute or participate in any action by way of enforcement or application of its security interest in or lien upon any Collateral, or in any manner interfere with any of the other’s security interests in or lien upon any Collateral, then the other party may interpose as a defense or plea the making of this Agreement and such other party may intervene and interpose such defense or plea in its own name or in the name of Borrower or any other Obligor, or restrain the enforcement of any security interest or lien in its own name or in the name of Borrower or any other Obligor.

8.                  Default; Standstill Period.

     (a)                Creditor shall promptly give Lender written notice of any event of default under any of Creditor Documents, and, Creditor agrees (i) not to take any Collateral Enforcement Action (as defined below) with respect to any Lender’s Senior Collateral; and (ii) not to take any Collateral Enforcement Action (as defined below) with respect to any Creditor’s Senior Collateral or Other Enforcement Action during any Standstill Period (as defined below).

     (b)               As used herein, “Collateral Enforcement Action” means any action to collect, take possession of, foreclose upon, or exercise any other rights or remedies with respect to, any of the Collateral, judicially or non-judicially, or attempt to do any of the foregoing.

     (c)                As used herein, “Other Enforcement Action” means any action to (i) accelerate the maturity of the Obligations to Creditor, (ii) commence or join in any action or proceeding to recover any amounts due with respect to the Obligations to Creditor, (iii) commence or join in, or encourage others to file, any involuntary bankruptcy petition or similar judicial proceeding against Borrower.

     (d)               As used herein, “Standstill Period” means a period commencing on the date Lender receives written notice from Creditor that an event of default under one or more of the Creditor Documents has occurred, and ending thirty (30) business days after such written notice has been received by Lender.

4

9.                  Effectiveness of Agreements. The agreements set forth herein shall remain in full force and effect until the earlier to occur of: (i) the indefeasible payment in full of all Obligations to Creditor, and the termination of the Creditor Documents; or (ii) the indefeasible payment in full of all Obligations to Lender, and the termination of the Lender’s Documents, regardless of whether any party hereto in the future seeks to rescind, amend, terminate or reform by litigation or otherwise, their respective agreements with Borrower or any other Obligor.

10.              Intentionally Omitted.

11.              Creditor Representations, Warranties, and Covenants. Creditor represents and warrants to Lender that, except as specified in this Agreement, there are no other Obligations to Creditor. Creditor agrees in favor of Lender that no additional Obligations to Creditor shall be incurred by any Obligor in favor of Creditor (without Lender’s prior written consent) and, in furtherance of same, Creditor agrees that only Obligations to Creditor existing as of the date hereof are secured by a first-priority and senior security interest upon Creditor’s Senior Collateral. Creditor agrees that no additional obligations of any kind (including, without limitation, any type of indebtedness contemplated to be secured by Creditor’s Senior Collateral) shall be incurred by Borrower or any other Obligor in favor of Creditor without Lender’s prior written consent. Creditor agrees that it will not, without Lender’s prior written consent, obtain (and represents and warrants that in anticipation of entering into this Agreement it has not obtained) any new or additional collateral from Borrower or any other Obligor to secure any of Obligations to Creditor.

12.              Notice. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties hereto, or whenever any of the parties desires to give or serve upon the other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or any other communication shall be in writing and shall be delivered either in person, with receipt acknowledged, or certified mail, return receipt requested, postage prepaid addressed as follows:

If to Creditor:	c/o Bridge Funding Inc. 545 Fifth Avenue, Suite 403 New York, New York 10017 Phone: 212-884-9340 Attention: Lawrence I. Linksman
With a copy to:	Granoff Walker & Forlenza P.C. 747 Third Avenue, 4th Floor New York, NY 10017 Attention: Lee A. Forlenza, Esq.
If to Lender:

SCM Specialty Finance Opportunities Fund, L.P.

c/o CNH Partners
2 Greenwich Plaza, 1st Floor
Greenwich, CT 06830
Attention: Tim Peters
Phone: (203) 742-3051
Fax: (203) 742-3072
Email: tpeters@cnhfinance.com

or at such other address as may be substituted by notice given as herein provided. Giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or on the date actually received via hand delivery, or three days after the same shall have been deposited in the United States mail.

5

13.              Insolvency Proceedings. This Agreement shall continue in full force and effect after the filing by or against any Obligor of a petition under the U.S. Bankruptcy Code (the “Code”) or in the event of any other insolvency proceeding or readjustment of any or all of the debts of any Obligor including an assignment for the benefit of creditor, the appointment of a receiver for any Obligor’s business or assets, a composition or arrangement, or any other action or proceeding involving the dissolution or winding up of the affairs of any Obligor’s business or assets (individually and collectively, an “Insolvency Proceeding”). All references herein to any Obligor shall be deemed to apply to a trustee for such Obligor’s bankruptcy estate and to such Obligor as debtor in possession. If any Obligor becomes subject to a case under the Code and if Lender desires to permit the use of its cash collateral and/or to provide post-petition financing to such Obligor, Creditor agrees as follows: (i) adequate notice to Creditor shall be deemed to have been provided for such use of cash collateral or post-petition financing if Creditor receives notice as provided under applicable local rules or pursuant to an order of the bankruptcy court with respect to a hearing on a request to approve such use of cash collateral or post-petition financing; and (ii) no objection shall be raised by Creditor to any such use of cash collateral or post-petition financing on any ground. Creditor agrees that no objection shall be raised by Creditor to any motion made by Lender and/or such Obligor: (a) to allow the sale of the Lender’s Senior Collateral free and clear of all liens pursuant to §363 of the Code, and Creditor consents to such sale; (b) for relief from the automatic stay under the Code to foreclose upon and sell any of Lender’s Senior Collateral; or (c) seeking adequate protection under the Code. Lender also agrees that no objection shall be raised by Lender to any motion made by Creditor and/or such Obligor; (a) to allow the sale of the Creditor’s Senior Collateral free and clear of all liens pursuant to §363 of the Code, and Lender consents to such sale; (b) for relief from the automatic stay under the Code to foreclose upon and sell any of Creditor’s Senior Collateral; or (c) seeking adequate protection under the Code. Without Lender’s prior written consent, Creditor agrees that it will not seek to provide post-petition financing secured by liens on Lender’s Senior Collateral that are pari passu or senior to the liens of Lender.

14.              Waiver of Marshalling. Creditor and Lender each specifically waives and renounces any rights, under any applicable law, which each may have, whether at law or in equity, to require the other to marshal any of the collateral subject hereto or any other assets of Borrower or any other Obligor, or any portion thereof, or to otherwise seek satisfaction from any particular assets of Borrower or any other Obligor or from any third party.

15.              Agreement to Hold In Trust. If Creditor or Lender shall receive any payment on account of proceeds of sale or other disposition of collateral with respect to which the other holds a superior interest and right pursuant to the terms of this Agreement, then it shall hold such payment in trust for the benefit of the other and promptly upon discovery or notice of such violation of the terms hereof, pay it over to the other for application in payment of Obligations to Lender or Obligations to Creditor, as the case may be. As set forth in Lender’s Documents, on and after the date hereof and until such time as all of the Obligations to Creditor have been indefeasibly paid in full in cash, and performed in favor of Creditor, and Creditor’s Documents have been terminated, Borrower is required to direct all account debtors relating to Creditor’s Senior Collateral to direct payments to Creditor.

6

16.              Rights to Amend Documents And Discontinue Financing. Each of the Creditor and Lender hereby reserves the right, in its sole discretion, to modify, amend, waive or release any of the terms of Creditor’s Documents or Lender’s Documents (except that Creditor will not change the amount of the Regular Monthly Payment, increase the Loan Amount, or amend the definition of Collateral (as defined in the Creditor’s Documents as in effect on the date hereof) without Lender’s prior written consent), as applicable, and to exercise or refrain from exercising any powers or rights which it may have thereunder, subject to the terms of this Agreement, and such modification, amendment, waiver, release, exercise, or failure to exercise, shall not affect any of the rights of Lender under this Agreement. If at any time hereafter, either of Creditor or Lender shall, in its own judgment and sole discretion, determine to discontinue the credit extended to Borrower and/or any Obligor, it may do so, subject to the terms of Creditor’s Documents and Lender’s Documents, respectively.

17.              Additional Documents. Creditor and Lender each agrees to execute and deliver, upon the request of the other, such documents and instruments (appropriate for filing, if requested) as may be necessary or appropriate to fully implement or to fully evidence the understandings and agreements contained in this Agreement. In furtherance of the foregoing, Creditor hereby consents to any sale or other disposition of Lender’s Senior Collateral approved by Lender regardless of whether an event of default exists under Lender’s Documents or Creditor’s Documents and regardless of whether Creditor receives any proceeds from such sale or other disposition, and Creditor agrees to release its liens and security interests (if any) on Lender’s Senior Collateral to the extent also released by Lender. Creditor waives any claim against Lender arising out of or relating to Creditor’s consent to such sale or other disposition. Without limiting the foregoing, in the event that all or part of any of Obligations to Creditor or Obligations to Lender is hereafter refinanced, Creditor and Lender each agrees to enter into one or more new agreements with the refinancing lender or lenders on terms identical to those of this Agreement.

18.              Distribution of Proceeds of Collateral. All proceeds of Collateral subject to this Agreement received by Creditor or Lender upon the exercise of any of its respective rights therein shall be distributed as follows:

     (a)                Proceeds of Creditor’s Senior Collateral shall be applied first to Obligations to Creditor in accordance with the terms of Creditor’s Documents. After all Obligations to Creditor have been indefeasibly paid in full in cash and Creditor’s Documents have been terminated, any remaining proceeds of Creditor’s Senior Collateral shall be applied to Obligations to Lender.

     (b)               Proceeds of Lender’s Senior Collateral shall be applied to Obligations to Lender in accordance with the terms of Lender’s Documents.

     (c)                After all Obligations to Creditor and all Obligations to Lender have been indefeasibly paid in full in cash, and Creditor’s Documents and Lender’s Documents have all been terminated, the balance, if any, of the proceeds of any Collateral subject to this Agreement shall be paid to Borrower or as otherwise required by law.

7

19.              Independent Credit Investigations. Neither Creditor nor Lender shall be responsible to the other for Borrower’s or any other Obligor’s solvency, financial condition or ability to repay any Obligations to Creditor or any Obligations to Lender, or for statements of Borrower or any other Obligor, oral or written, or for the validity, priority, sufficiency or enforceability of Obligations to Creditor, Obligations to Lender, Creditor’s Documents, Lender’s Documents, or any lien or security interest granted by Borrower or any other Obligor to Creditor or Lender. Each of Creditor and Lender has entered into its respective financing agreements with Borrower and any and all other Obligors based upon its own independent investigation and makes no warranty or representation to the other nor does it rely upon any warranty or representation of the other with respect to any of such matters.

20.              GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS. ANY JUDICIAL PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT MAY BE BROUGHT IN ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY TO THIS AGREEMENT (I) ACCEPTS THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY, (II) WAIVES PERSONAL SERVICE OF PROCESS, (III) intentionally omitted, AND (IV) WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION, VENUE OR CONVENIENCE.

21.              Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

22.              Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of Creditor and Lender.

23.              WAIVER OF TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY. THE PREVAILING PARTY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE ENTITLED TO ITS ATTORNEYS’ FEES AND COSTS.

8

24.              Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart of this Agreement by each of the parties hereto.

25.              Electronic Signature. This Agreement, or a signature page thereto intended to be attached to a copy of this Agreement, signed and transmitted by facsimile machine, telecopier, or other electronic means (including via transmittal of a “pdf” file) shall be deemed and treated as an original document. The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the persons who executed the facsimile, telecopy or other electronic document. No party hereto may raise the use of a facsimile machine, telecopier or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier or other electronic means as a defense to the enforcement of this Agreement.

[Signature Pages to Follow]

9

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first herein above set forth.

BFI CAPITAL FUND II, LLC (“Creditor”)

By:	/s/ Lawrence I. Linksman
Name:	Lawrence I. Linksman
Title:	Authorized Signatory

Signature Page to Mutual Lien Intercreditor Agreement

SCM SPECIALTY FINANCE OPPORTUNITIES FUND, L.P., a Delaware limited partnership (“Lender”)

By:	/s/ Brendan R. Kalb
Name:	Brendan R. Kalb
Title:	Authorized Signatory

Signature Page to Mutual Lien Intercreditor Agreement

ACKNOWLEDGEMENT

The undersigned hereby acknowledges that it has received a copy of the foregoing Mutual Lien Intercreditor Agreement and consents thereto, and agrees to recognize all rights granted thereby to the parties thereto, and will not act or perform any obligation, which is not in accordance with the agreements set forth in such Agreement.

Dated as of September 8, 2016
TRANS-LUX CORPORATION (“Borrower”)

By:	/s/ Todd Dupee
Name:	Todd Dupee
Title:	Vice President and Controller

Signature Page to Mutual Lien Intercreditor Agreement

Exhibit A

1.	Credit Agreement between Trans-Lux Corporation, as Borrower, and BFI Capital Fund II, LLC, as Lender, dated as of September 8, 2016.
2.	Promissory Note in the principal sum of up to $750,000.00 made by Trans-Lux Corporation payable to the order of BFI Capital Fund II, LLC, dated as of September 8, 2016.
3.	Security Agreement between Trans-Lux Corporation and BFI Capital Fund II, LLC, dated as of September 8, 2016.

Exhibit B

A first purchase money security interest in all personal and fixture property of every kind and nature including without limitation all goods (including inventory, machinery, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) relating solely to and in connection solely with Purchase Order No. 1485, dated July 22, 2016 from HP Energy which Purchase Order is attached hereto as Exhibit C.

Exhibit C

Purchase Order No. 1485

See Attached.